Exhibit 4.3

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK TO BE ISSUED ON EXERCISE. HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE WARRANT NOR THE SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEl, ACCEPTABLE TO THE COMPANY AS TO SUCH EXEMPTION.

IN ADDITION, A SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 30,2008, AS AMENDED (THE "PURCHASE AGREEMENT"), A COPY OF WIDCH MAY BE OBTATh'ED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

No. A-
CHINA FOR-GEN CORP.

COMMON STOCK PURCHASE WARRANT "A"

Number of Shares:
Expiration Date: May 29, 2013
Exercise Price pet Share: $1.25

CHIINA FOR-GEN CORP., a Delaware corporation (the “Companv”), hereby certifies that, for value received, [Holder], or registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to [     ] shares (as adjusted from time to time as provided in Section 7 of this Warrant, the “Warrant Shares”) of common stock, par value $.001 per share (the “Common Stock”), of the Company at a price of One Dollar and Twenty Five Cents ($1.25) per Warrant Share (as adjusted from time to lime .as provided in Section 7 hereof, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including 5:00 p.m. New York City time on May 29, 2013 (the “Expiration Date”), and subject to the following tenns and conditions (capitalized terms used but not otherwise defIned herein shall have the meanings ascribed to such lerms in the Purchase Agreement):

1.           Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to lime. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.           Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate (that is an “accredited investor,” as defined under Regulation D promulgated under the 1933 Act (an “Accredited Investor”), which has been identified to and approved by the Company (such approval not to be unreasonably withheld or delayed)) for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violatiol1of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will hear a legend indicating that they have not been registered under the 1933 Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person (as defined below) during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, coporation, or any other legal entity.

3.           Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and ,”warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof other than those incurred by the Holder. The Company further warrants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.           Registration of Transfers and Exchange of Warrants.

a. Subject to compliance witl] the federal and state securities laws, the Company shan register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Transfer attached hereto duly completed and signed, to the Company at the office specified in Dr pursuant to Section 10. Upon any such registration or transfer, a new warrantto purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the sun-enderhereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10, for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5.           Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election 10 Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery to the Company of the Exereise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, by wire transfer or by certified or official bank check or checks, all as specified by the Warrant .Holder in tbe Form of Election to Purchase, the Company shall promptly (but in no event later than 10 business days after the Date of Exercise (as defined herein)) issue or cause.to be issued and cause to be delivered to or upon the written order of tile Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon suell exercise, with such restrictive legend as required by the 1933 Act. Any Person designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Exercise of this Warrant; provided. however, that in the event the Warrant Shares are not registered for resale by the Warrant Holder, such Person shall reasonably demonstrate to the Company its status as an Aecredited Investor.

b. “Date of Exercise” means a date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time during the Exercise Period for such number of Warrant Shares as IS indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under tbis Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right 10 purchase the remaining number of Warrant Shares that have not been exercised under this Warrant.

d. (i) In the event that a Registration Statement governing the resale of the PIPE Securities has not been declared effective by the SEC within twelve (12) months following the Original Issue Date and subject to Section 6 hereof, the Warrant Holder may, at its election exercised in its sale discretion, so long as no such Registration Statement has been declared effective exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the number (the “Net Number”) of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C)JB

(ii)	For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

e. For the purposes of this Warrant, (A) “Qualifying Reverse Merger” means a merger, share exchange, asset sale, or other transaction whereby the Company becomes the subsidiary of a Qualifying Shell Company, (B) “Qualifying Shell Company” means a merger, share exchange, asset sale, or other transaction whereby the Company becomes the operating company of a Qualifying Shell Company and the Company, or its subsidiary or affiliate has signed agreements with Liaoning Shengsheng BiotecImology Co., Ltd. (“Shengsheng”) that cause the Company to have the right to treat Shengsheng as a subsidimy for accounting purposes, (C) “Trading Market” means the following markets or exchanges on which the Connnon Stock is listed or quoted for trading on the date ill question: the NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the or the OTC Bulletin Board, (D) “Qualifying Financing” means a financing of debt or equity in an amount equal to or greater than Nine Million Five Hundred Thousand Dollars ($9,500,000) between a Qualifying Shell Company and investors; (E) “Qualifying Financing Agreements” means a financing agreement and any ancillary agreements for a Qualifying Financing; and (F) “PIPE Securities” means the class of securities issued to the investors executing the Qualifying Financing Agreement.

6.           Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise with respect to a number of shares of Common Stock which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. This Section 6 may he not be waived or amended. As used in this Warrant, beneficial ownership shall be detennined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 13d-3 thereunder.

7.           Adjustment of Exercise Price and Number of Shares. The stock or other securities issuable upon exercise of this Warrant and the Exercise Price therefor are subject to adjustment upon the occurrence of any of the following events which shall have occurred or which shall occur at any time on or after the Closing Date, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, RecapItalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend. stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger, including without limitation a Qualifying Reverse Merger, of the Company with or into any other corporation, entity or person, including without limitation a Qualifying Shell Company, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity, (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case. the Warrant Holder shall receive on the effective date of such Reorganization (the “Effective Date”), in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on exercise prior to the Effective Date, a new warrant contai.ning substantially the same material telms and conditions as provided in this Warrant, to purchase such number of shares of the common stock of the surviving entity, including, without limitation, a Qualifying Shell Company, to which the Warrant Holder would ltave been entitied upon the Effective Date if such Warrant Holder had exercised this Warrant immediately prior thereto with an exercise price equal to the then existing Exercise Price oftffis Warrant.

c. Valuation Adjustment. In the event that following a Qualifying Reverse Merger the valuation of the Qualifying Shell Company as measured by multiplying the prior fiscal year net profits  as measured under U.S. Generally Accepted Accounting Principles by 6.8 is less than US $42.5 million, the Exercise Price then in effect shall be reduced by Twenty Five Percent (25%).

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Secretary of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8.           Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed au the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of tIus Warrant, the Company shall. at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.           Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company. However, in the event tllllt the Company does not issue a substitute warrant, the number and class of Warrant Shares or other securities and the Exerc.ise Price shall be adjusted as provided in this Warrant.

10.           Notice. All notices and other conununications herewlder shall be in writing and shall be deemed to have been given (i) on the date they are delivered jf delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the date of delivery after it is mailed by registered or celtified mail, return receipt requested with postage andotber fees prepaid as follows:

If to the Company, to:

Sherri Li
87 Dennis Street
Garden City Park
NY, 11040

with a copy, which copy shall not constitute a notice, to:

Guzov Of sink, LLC
600 Madison
New York, New York 10022
Attention: Darren Ofsink
E-mail: dofsink@golawintl.com
Fax: (212) 688-7273

If to the Warrant Holder:

at the address Dr telecopier number and to the attention of the person shown on the Company's warrant register.

11.           Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warranl shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the substantive laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant, and shall not be deemed to limit or affect any of tile provisions hereof.

e. In case anyone or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant sllall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either allaw or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as ofthe date first above stated.

Date: ______________

CHINA FOR-GEN CORP.

By:
Name: Sherry Xue Li,
Title: President

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the roregoing Warrant)

To: China For-Gen Corp.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock (“Common Stock”), $,001 par value, of China For-Gen Corp. and encloses the Warrant and $ ______ for each Warrant Share being purchased or an aggregate of $ in cash or certified bank check or checks, which sum represents aggregate Exercise Price (as defined in the Warrant) together with any applicahle taxes payable by Ihe undersigned pursuant to the Warrant,

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of;

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

__________
If the number of shares of Common Stock issuable upon this exercise shall not be all ohile shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:	Name of Warrant holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must confirm in all respects to name of Warrant holder as specified on the face of the Warrant

FORM OF TRANSFER

FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto __________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrovocably constitute and appoint _____________ attorney to transfer that part (or whole) of the said. Warrant on the books of the within named corporation.

Dated:	Name of Warrant holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must confirm in all respects to name of Warrant holder as specified on the face of the Warrant

FOR USE BY THE ISSUER ONLY:

This Warrant No. - _______ canceled (or transferred or exchanged) this ______ day of _________, _____, _______ shares of Common Stock issued therefor in the name of _____________ , Warrant No. _______ issued for ______ shares of Common Stock in the name of ______________.